Exhibit 24.4

POWER OF ATTORNEY

WHEREAS, Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership (hereinafter referred to as the “Company”), proposes to file with the United States Securities and Exchange Commission (“SEC”) under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-4 (the “Registration Statement”) relating to the Company’s offer to exchange up to $1,250,000,000 Registered Floating Rate Notes due 2011 for $1,250,000,000 Outstanding Floating Rate Notes due 2011, $2,750,000,000 Registered 3.75% Notes due 2011 for $2,750,000,000 Outstanding 3.75% Notes due 2011, $750,000,000 Registered 5.25% Notes due 2012 for $750,000,000 Outstanding 5.25% Notes due 2012, $1,250,000,000 Registered 7.375% Notes due 2013 for $1,250,000,000 Outstanding 7.375% Notes due 2013, $3,500,000,000 Registered 5.55% Notes due 2014 for $3,500,000,000 Outstanding 5.55% Notes due 2014, and $2,250,000,000 Registered 8.500% Notes due 2018 for $2,250,000,000 Outstanding 8.500% Notes due 2018;

NOW, THEREFORE, the undersigned hereby appoints Lowell C. McAdam and John Townsend, acting jointly, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in the Registration Statement as such persons so acting deem appropriate, with the SEC, granting unto said attorneys-in-fact and agents, acting jointly, full power of authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed his Power of Attorney this 2nd day of July, 2009.

/S/ MARC C. REED
Marc C. Reed